Exhibit 3.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form F-7 of our report dated March 24, 2022, relating to the financial statements of Western Energy Services Corp. for the year ended December 31, 2021.

/s/ DELOITTE LLP

Chartered Professional Accountants

Calgary, Canada

March 30, 2022